Assured Guaranty Ltd.
September 30, 2021
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021.

Cautionary Statement Regarding Forward Looking Statements

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) the development, course and duration of the COVID-19 pandemic and the governmental and private actions taken in response, the effectiveness, acceptance and distribution of COVID-19 vaccines, and the global consequences of the pandemic and such actions, including their impact on the factors listed below; (2) changes in the world’s credit markets, segments thereof, interest rates, credit spreads or general economic conditions; (3) developments in the world’s financial and capital markets that adversely affect insured obligors’ repayment rates, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; (4) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (5) the loss of investors in Assured Guaranty's asset management strategies or the failure to attract new investors to Assured Guaranty's asset management business; (6) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (7) insured losses in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures, including as a result of the failure to resolve Assured Guaranty's Puerto Rico exposure in a manner substantially consistent with the support agreements signed to date; (8) increased competition, including from new entrants into the financial guaranty industry; (9) poor performance of Assured Guaranty's asset management strategies compared to the performance of the asset management strategies of Assured Guaranty's competitors; (10) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity or to unanticipated consequences; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its contracts written in credit default swap form, and variable interest entities as well as on the mark-to-market of assets Assured Guaranty manages; (12) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; (13) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (14) changes in applicable accounting policies or practices; (15) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (16) the failure of Assured Guaranty to successfully integrate the business of BlueMountain Capital Management, LLC (BlueMountain now known as Assured Investment Management LLC) and its associated entities; (17) the possibility that acquisitions made by Assured Guaranty, including its acquisition of BlueMountain (BlueMountain Acquisition), do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (18) difficulties with the execution of Assured Guaranty’s business strategy; (19) loss of key personnel; (20) the effects of mergers, acquisitions and divestitures; (21) natural or man-made catastrophes or pandemics; (22) other risk factors identified in AGL’s filings with the U.S. SEC; (23) other risks and uncertainties that have not been identified at this time; and; (24) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP Highlights
Net income (loss) attributable to AGL	$17	$86	$126	$214
Net income (loss) attributable to AGL per diluted share	$0.22	$1.02	$1.66	$2.43
Weighted average shares outstanding
Basic shares outstanding	72.7	83.2	74.9	87.4
Diluted shares outstanding	73.6	83.8	75.7	88.0
Effective tax rate on net income	(313.3)%	(12.0)%	6.0%	8.4%
GAAP return on equity (ROE) (3)	1.0%	5.3%	2.6%	4.3%

Non-GAAP Highlights (1)
Adjusted operating income (loss)(1)
Insurance segment	$214	$81	$445	$320
Asset Management segment	(7)	(12)	(16)	(30)
Corporate division	(169)	(18)	(232)	(83)
Other	(4)	(3)	—	(7)
Adjusted operating income (loss)	$34	$48	$197	$200
Adjusted operating income (loss) per diluted share (1)	$0.45	$0.58	$2.60	$2.28
Weighted average diluted shares outstanding	73.6	83.8	75.7	88.0
Effective tax rate on adjusted operating income (2)	(56.9)%	(32.7)%	10.3%	8.0%
Adjusted operating ROE (1)(3)	2.2%	3.2%	4.4%	4.3%
Insurance Segment
Gross written premiums (GWP)	$106	$121	$277	$334
Present value of new business production (PVP) (1)	96	117	263	264
Gross par written	8,561	7,432	20,170	16,477
Asset Management Segment
Inflows-third party	$843	$1	$2,082	$466
Inflows-intercompany	73	167	182	931

Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$8	$17	$39	$64
Fair value gains (losses) on credit derivatives, pre-tax	7	1	7	1
Net income effect	12	14	36	50
Net income per diluted share	0.16	0.17	0.48	0.57

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(4), pre-tax	$15	$18	$46	$65
Adjusted operating income(4) effect	12	14	36	50
Adjusted operating income per diluted share (4)	0.16	0.17	0.48	0.57

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.
3)    Quarterly ROE calculations represent annualized returns. See page 8 for additional information on calculation.
4)    Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	As of
	September 30, 2021		December 31, 2020
	Amount	Per Share	Amount	Per Share
Shareholders' equity attributable to AGL	$6,300	$88.42	$6,643	$85.66
Adjusted operating shareholders' equity (1)	5,906	82.89	6,087	78.49
Adjusted book value (1)	8,727	122.50	8,908	114.87
Gain (loss) related to the effect of consolidating variable interest entities (VIE consolidation) included in adjusted operating shareholders' equity	—	—	2	0.03
Gain (loss) related to VIE consolidation included in adjusted book value	(9)	(0.12)	(8)	(0.10)

Shares outstanding at the end of period	71.2		77.5

Exposure
Financial guaranty net debt service outstanding	$366,373		$366,233
Financial guaranty net par outstanding	235,668		234,153

Claims-paying resources (2)	$11,117		$11,077

Assets under management (AUM)
Collateralized loan obligations (CLOs)	$14,746		$13,856
Opportunity funds	1,634		1,486
Liquid strategies	388		383
Wind-down funds	809		1,623
Total	$17,577		$17,348

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    See page 16 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	September 30,	December 31,
	2021	2020
Assets:
Investments:
Fixed-maturity securities available-for-sale, at fair value	$8,663	$8,773
Short-term investments, at fair value	694	851
Other invested assets	260	214
Total investments	9,617	9,838
Cash	101	162
Premiums receivable, net of commissions payable	1,378	1,372
Deferred acquisition costs (DAC)	129	119
Salvage and subrogation recoverable	1,148	991
Financial guaranty variable interest entities' (FG VIEs') assets, at fair value	271	296
Assets of consolidated investment vehicles (CIVs)	4,371	1,913
Goodwill and other intangible assets	178	203
Other assets	421	440
Total assets	$17,614	$15,334

Liabilities:
Unearned premium reserve	$3,716	$3,735
Loss and loss adjustment expense (LAE) reserve	981	1,088
Long-term debt	1,671	1,224
Credit derivative liabilities, at fair value	137	103
FG VIEs' liabilities with recourse, at fair value	281	316
FG VIEs' liabilities without recourse, at fair value	20	17
Liabilities of CIVs	3,886	1,590
Other liabilities	526	556
Total liabilities	11,218	8,629

Redeemable noncontrolling interests	21	21
Shareholders' equity:
Common shares	1	1
Retained earnings	5,924	6,143
Accumulated other comprehensive income	374	498
Deferred equity compensation	1	1
Total shareholders' equity attributable to AGL	6,300	6,643
Nonredeemable noncontrolling interests	75	41
Total shareholders' equity	6,375	6,684
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$17,614	$15,334

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Net earned premiums	$102	$107	$307	$331
Net investment income	66	71	204	229
Asset management fees	20	17	65	60
Net realized investment gains (losses)	3	13	4	12
Fair value gains (losses) on credit derivatives	21	(3)	(31)	20
Fair value gains (losses) on committed capital securities (CCS)	(3)	(10)	(28)	13
Fair value gains (losses) on FG VIEs	5	—	18	(8)
Fair value gains (losses) on CIVs	16	18	53	37
Foreign exchange gains (losses) on remeasurement	(27)	40	(22)	(20)
Commutation gain (losses)	—	—	—	38
Other income (loss)	9	15	15	24
Total revenues	212	268	585	736
Expenses
Loss and LAE	(68)	73	(54)	130
Interest expense	23	21	67	64
Loss on extinguishment of debt	175	—	175	—
Amortization of DAC	3	4	10	11
Employee compensation and benefit expenses	59	57	173	167
Other operating expenses	38	41	135	128
Total expenses	230	196	506	500
Income (loss) before income taxes and equity in earnings of investees	(18)	72	79	236
Equity in earnings of investees	23	7	66	3
Income (loss) before income taxes	5	79	145	239
Less: Provision (benefit) for income taxes	(15)	(10)	8	20
Net income (loss)	20	89	137	219
Less: Noncontrolling interests	3	3	11	5
Net income (loss) attributable to AGL	$17	$86	$126	$214

Earnings per share:
Basic	$0.22	$1.03	$1.67	$2.45
Diluted	$0.22	$1.02	$1.66	$2.43

Assured Guaranty Ltd.
Results by Segment (1 of 2)
(in millions)

Results by Segment for the Three Months Ended September 30, 2021 and September 30, 2020

	Three Months Ended September 30, 2021
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$114	$—	$—	$(1)	$113
Net investment income	69	—	1	(4)	66
Asset management fees	—	17	—	3	20
Fair value gains (losses) on FG VIEs	—	—	—	5	5
Fair value gains (losses) on CIVs	—	—	—	16	16
Other income (loss)	7	2	—	(1)	8
Total revenues	190	19	1	18	228

Expenses
Loss expense (benefit)	(78)	—	—	8	(70)
Interest expense	—	—	25	(2)	23
Loss on extinguishment of debt	—	—	175	—	175
Amortization of DAC and intangible assets	3	3	—	—	6
Employee compensation and benefit expenses	35	19	5	—	59
Other operating expenses	18	7	6	4	35
Total expenses	(22)	29	211	10	228
Equity in earnings of investees	33	—	1	(11)	23
Income (loss) before income taxes	245	(10)	(209)	(3)	23
Less: Provision (benefit) for income taxes	31	(3)	(40)	(2)	(14)
Less: Noncontrolling interests	—	—	—	3	3
Adjusted operating income (loss)	$214	$(7)	$(169)	$(4)	$34

	Three Months Ended September 30, 2020
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$113	$—	$—	$(2)	$111
Net investment income	75	—	—	(4)	71
Asset management fees	—	12	—	5	17
Fair value gains (losses) on CIVs	—	—	—	18	18
Other income (loss)	1	2	12	—	15
Total revenues	189	14	12	17	232

Expenses
Loss expense (benefit)	76	—	—	1	77
Interest expense	—	—	24	(3)	21
Amortization of DAC and intangible assets	4	3	—	—	7
Employee compensation and benefit expenses	35	19	3	—	57
Other operating expenses	19	7	5	7	38
Total expenses	134	29	32	5	200
Equity in earnings of investees	20	—	—	(13)	7
Income (loss) before income taxes	75	(15)	(20)	(1)	39
Less: Provision (benefit) for income taxes	(6)	(3)	(2)	(1)	(12)
Less: Noncontrolling interests	—	—	—	3	3
Adjusted operating income (loss)	$81	$(12)	$(18)	$(3)	$48

Assured Guaranty Ltd.
Results by Segment (2 of 2)
(in millions)

Results by Segment for the Nine Months Ended September 30, 2021 and September 30, 2020

	Nine Months Ended September 30, 2021
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$327	$—	$—	$(3)	$324
Net investment income	213	—	1	(10)	204
Asset management fees	—	56	—	9	65
Fair value gains (losses) on FG VIEs	—	—	—	18	18
Fair value gains (losses) on CIVs	—	—	—	53	53
Other income (loss)	11	4	—	(1)	14
Total revenues	551	60	1	66	678

Expenses
Loss expense (benefit)	(60)	—	—	13	(47)
Interest expense	—	—	74	(7)	67
Loss on extinguishment of debt	—	—	175	—	175
Amortization of DAC and intangible assets	10	9	—	—	19
Employee compensation and benefit expenses	105	53	15	—	173
Other operating expenses	76	20	15	15	126
Total expenses	131	82	279	21	513
Equity in earnings of investees	100	—	1	(35)	66
Income (loss) before income taxes	520	(22)	(277)	10	231
Less: Provision (benefit) for income taxes	75	(6)	(45)	(1)	23
Less: Noncontrolling interests	—	—	—	11	11
Adjusted operating income (loss)	$445	$(16)	$(232)	$—	$197

	Nine Months Ended September 30, 2020
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$345	$—	$—	$(4)	$341
Net investment income	240	—	1	(12)	229
Asset management fees	—	40	—	20	60
Fair value gains (losses) on FG VIEs	—	—	—	(8)	(8)
Fair value gains (losses) on CIVs	—	—	—	37	37
Commutation gains (losses)	38	—	—	—	38
Other income (loss)	8	4	7	—	19
Total revenues	631	44	8	33	716

Expenses
Loss expense (benefit)	133	—	—	(7)	126
Interest expense	—	—	72	(8)	64
Amortization of DAC and intangible assets	11	9	—	—	20
Employee compensation and benefit expenses	105	51	11	—	167
Other operating expenses	59	21	16	23	119
Total expenses	308	81	99	8	496
Equity in earnings of investees	37	—	(5)	(29)	3
Income (loss) before income taxes	360	(37)	(96)	(4)	223
Less: Provision (benefit) for income taxes	40	(7)	(13)	(2)	18
Less: Noncontrolling interests	—	—	—	5	5
Adjusted operating income (loss)	$320	$(30)	$(83)	$(7)	$200

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net income (loss) attributable to AGL	$17	$86	$126	$214
Less pre-tax adjustments:
Realized gains (losses) on investments	3	13	4	12
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	9	(3)	(41)	6
Fair value gains (losses) on CCS	(3)	(10)	(28)	13
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(27)	40	(21)	(15)
Total pre-tax adjustments	(18)	40	(86)	16
Less tax effect on pre-tax adjustments	1	(2)	15	(2)
Adjusted operating income (loss)	$34	$48	$197	$200

Per diluted share:
Net income (loss) attributable to AGL	$0.22	$1.02	$1.66	$2.43
Less pre-tax adjustments:
Realized gains (losses) on investments	0.04	0.16	0.05	0.14
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.12	(0.03)	(0.54)	0.07
Fair value gains (losses) on CCS	(0.05)	(0.13)	(0.37)	0.14
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.36)	0.48	(0.28)	(0.17)
Total pre-tax adjustments	(0.25)	0.48	(1.14)	0.18
Less tax effect on pre-tax adjustments	0.02	(0.04)	0.20	(0.03)
Adjusted operating income (loss)	$0.45	$0.58	$2.60	$2.28

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	September 30,	June 30,	December 31,	September 30,	June 30,	December 31,
	2021	2021	2020	2020	2020	2019
Shareholders' equity attributable to AGL	$6,300	$6,503	$6,643	$6,549	$6,444	$6,639
Adjusted operating shareholders' equity	5,906	6,063	6,087	6,070	5,997	6,246
Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity	—	3	2	1	8	7

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
			2021	2020	2021	2020
Net income (loss) attributable to AGL			$17	$86	$126	$214
Adjusted operating income (loss)			34	48	197	200

Average shareholders' equity attributable to AGL			$6,402	$6,497	$6,472	$6,594
Average adjusted operating shareholders' equity			5,985	6,034	5,997	6,158
Gain (loss) related to VIE consolidation included in average adjusted operating shareholders' equity			2	5	1	4

GAAP ROE (1)			1.0%	5.3%	2.6%	4.3%
Adjusted operating ROE (1)			2.2%	3.2%	4.4%	4.3%

1)    Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	September 30,	June 30	December 31,	September 30,	June 30	December 31,
	2021	2021	2020	2020	2020	2019
Reconciliation of shareholders' equity attributable to AGL to adjusted book value:
Shareholders' equity attributable to AGL	$6,300	$6,503	$6,643	$6,549	$6,444	$6,639
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(32)	(41)	9	(50)	(47)	(56)
Fair value gains (losses) on CCS	24	27	52	65	76	52
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	492	552	611	563	510	486
Less taxes	(90)	(98)	(116)	(99)	(92)	(89)
Adjusted operating shareholders' equity	5,906	6,063	6,087	6,070	5,997	6,246
Pre-tax reconciling items:
Less: Deferred acquisition costs	129	126	119	118	116	111
Plus: Net present value of estimated net future revenue	164	178	182	183	188	206
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,383	3,354	3,355	3,346	3,317	3,296
Plus taxes	(597)	(596)	(597)	(596)	(590)	(590)
Adjusted book value	$8,727	$8,873	$8,908	$8,885	$8,796	$9,047

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity (net of tax (provision) benefit of $1, $(1), $-, $(1), (2) and $(2))	$—	$3	$2	$1	$8	$7

Gain (loss) related to VIE consolidation included in adjusted book value (net of tax (provision) benefit of $3, $2, $2, $2, $1 and $1)	$(9)	$(6)	$(8)	$(8)	$(2)	$(4)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Fixed-Maturity Securities, Short-Term Investments and Cash
As of September 30, 2021
(dollars in millions)

	Amortized Cost	Allowance for Credit Losses	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions(2)(4)	$3,550	$(12)	3.57%	3.28%	$3,853	$126
U.S. government and agencies	125	—	2.09	1.80	131	3
Corporate securities	2,593	(1)	2.58	2.25	2,707	67
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (3)(4)	486	(15)	4.46	3.77	484	22
Commercial mortgage-backed securities	335	—	3.47	3.01	354	12
Asset-backed securities (ABS)
CLOs	541	—	2.10	1.67	543	11
Other ABS (4)	423	(7)	4.85	3.91	454	21
Non-U.S. government securities	135	—	0.96	0.95	137	1
Total fixed maturity securities	8,188	(35)	3.21	2.84	8,663	263
Short-term investments	694	—	0.01	0.01	694	—
Cash (5)	101	—	—	—	101	—
Total	$8,983	$(35)	2.96%	2.62%	$9,458	$263

Ratings (6):	Fair Value	% of Portfolio
U.S. government and agencies	$131	1.5%
AAA/Aaa	1,298	15.0
AA/Aa	3,171	36.6
A/A	2,114	24.4
BBB	1,199	13.8
Below-investment-grade (BIG) (7)	686	7.9
Not rated	64	0.8
Total fixed maturity securities, available-for-sale	$8,663	100.0%

Duration of fixed maturity securities and short-term investments (in years):		4.5

Average ratings of fixed maturity securities and short-term investments		A+

1)    Represents annualized investment income based on amortized cost and pre-tax book yields.
2)    Includes obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $7 million insured by Assured Guaranty Municipal Corp. (AGM).
3)    Includes fair value of $196 million in subprime RMBS, which has an average rating of BIG.
4)    Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.
5)    Cash is not included in the yield calculation.
6)    Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation securities) or other risk management strategies which use internal ratings classifications.
7)    Includes BIG securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $861 million in par with carrying value of $686 million.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP
(dollars in millions)

Investment Portfolio, Cash and CIVs as of September 30, 2021

	Insurance Subsidiaries (1)	Holding Companies (2)	Other	AGL Consolidated

Fixed-maturity securities	$8,610	$53	$—	$8,663

Short-term investments	367	317	10	694
Cash	55	9	37	101
Total short-term investments and cash	422	326	47	795
Other invested assets
AssuredIM Funds (3)
CLOs	184	—	(184)	—
Municipal bonds	107	—	(107)	—
Healthcare funds	102	—	—	102
Asset-based funds	72	—	(72)	—
Equity method investments-AssuredIM Funds	465	—	(363)	102
Other	144	8	6	158
Other invested assets	609	8	(357)	260
Total investment portfolio and cash	$9,641	$387	$(310)	$9,718
CIVs
Assets of CIVs	$—	$—	$4,371	$4,371
Liabilities of CIVs	—	—	(3,886)	(3,886)
Redeemable noncontrolling interests	—	—	(21)	(21)
Nonredeemable noncontrolling interests	—	—	(75)	(75)
Total CIVs	$—	$—	$389	$389

Investment Portfolio, Cash and CIVs as of December 31, 2020

	Insurance Subsidiaries	Holding Companies	Other	AGL Consolidated

Fixed-maturity securities	$8,703	$70	$—	$8,773

Short-term investments	607	224	20	851
Cash	120	11	31	162
Total short-term investments and cash	727	235	51	1,013
Other invested assets
AssuredIM Funds
CLOs	100	—	(100)	—
Municipal bonds	105	—	(105)	—
Healthcare funds	97	—	(6)	91
Asset-based funds	43	—	(43)	—
Equity method investments-AssuredIM Funds	345	—	(254)	91
Other	105	8	10	123
Other invested assets	450	8	(244)	214
Total investment portfolio and cash	$9,880	$313	$(193)	$10,000
CIVs
Assets of CIVs	$—	$—	$1,913	$1,913
Liabilities of CIVs	—	—	(1,590)	(1,590)
Redeemable noncontrolling interests	—	—	(21)	(21)
Nonredeemable noncontrolling interests	—	—	(41)	(41)
Total CIVs	$—	$—	$261	$261

1)    Includes the Company's U.S., Bermuda and European insurance subsidiaries.
2)    Includes the Company's' holding companies: AGL, Assured Guaranty US Holdings Inc. and Assured Guaranty Municipal Holdings Inc. (AGMH).
3)    Funds managed by Assured Investment Management LLC (AssuredIM LLC) and its investment management affiliates (together with AssuredIM LLC, AssuredIM) (AssuredIM Funds).

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment (1 of 2)
(dollars in millions)

Net Investment Income, Equity in Earnings of Investees and Fair Value Gains (Losses) on CIVs on a Segment basis for the Three Months Ended September 30, 2021 and September 30, 2020

	Three Months Ended September 30, 2021
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$69	$—	$1	$(4)	$66

Equity in earnings of investees
AssuredIM Funds	$23	$—	$—	$(11)	$12
Other	10	—	1	—	11
Equity in earnings of investees	$33	$—	$1	$(11)	$23

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$16	$16
Noncontrolling interests	—	—	—	(3)	(3)
Total CIVs	$—	$—	$—	$13	$13

	Three Months Ended September 30, 2020
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$75	$—	$—	$(4)	$71

Equity in earnings of investees
AssuredIM Funds	$13	$—	$—	$(13)	$—
Other	7	—	—	—	7
Equity in earnings of investees	$20	$—	$—	$(13)	$7

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$18	$18
Noncontrolling interests	—	—	—	(3)	(3)
Total CIVs	$—	$—	$—	$15	$15

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment (2 of 2)
(dollars in millions)

Net Investment Income, Equity in Earning of Investees and Fair Value Gains (Losses) on CIVs on a Segment basis for the Six Months Ended September 30, 2021 and September 30, 2020

	Nine Months Ended September 30, 2021
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$213	$—	$1	$(10)	$204

Equity in earnings of investees
AssuredIM Funds	$70	$—	$—	$(35)	$35
Other	30	—	1	—	31
Equity in earnings of investees	$100	$—	$1	$(35)	$66

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$53	$53
Noncontrolling interests	—	—	—	(11)	(11)
Total CIVs	$—	$—	$—	$42	$42

	Nine Months Ended September 30, 2020
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$240	$—	$1	$(12)	$229

Equity in earnings of investees
AssuredIM Funds	$29	$—	$—	$(29)	$—
Other	8	—	(5)	—	3
Equity in earnings of investees	$37	$—	$(5)	$(29)	$3

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$37	$37
Noncontrolling interests	—	—	—	(5)	(5)
Total CIVs	$—	$—	$—	$32	$32

Insurance Segment

Assured Guaranty Ltd.
Insurance Segment Results
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Net earned premiums and credit derivative revenues	$114	$113	$327	$345
Net investment income	69	75	213	240
Commutation gains (losses)	—	—	—	38
Other income (loss)	7	1	11	8
Total revenues	190	189	551	631

Expenses
Loss expense	(78)	76	(60)	133
Amortization of DAC	3	4	10	11
Employee compensation and benefit expenses	35	35	105	105
Write-off of Municipal Assurance Corp. (MAC) insurance licenses	—	—	16	—
Other operating expenses	18	19	60	59
Total expenses	(22)	134	131	308
Equity in earnings of investees	33	20	100	37
Adjusted operating income (loss) before income taxes	245	75	520	360
Less:Provision (benefit) for income taxes	31	(6)	75	40
Adjusted operating income (loss)	$214	$81	$445	$320

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of September 30, 2021
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Assured Guaranty Re Ltd. (6)	Eliminations(2)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,910	$1,758	$759	$(211)	$5,216
Contingency reserve(1)	963	594	—	—	1,557
Qualified statutory capital	3,873	2,352	759	(211)	6,773
Unearned premium reserve and net deferred ceding commission income(1)	2,124	356	572	(76)	2,976
Loss and LAE reserves (1)(7)	—	—	91	—	91
Total policyholders' surplus and reserves	5,997	2,708	1,422	(287)	9,840
Present value of installment premium	455	195	227	—	877
CCS	200	200	—	—	400
Total claims-paying resources	$6,652	$3,103	$1,649	$(287)	$11,117

Statutory net exposure (1)(3)	$151,042	$21,980	$59,394	$(653)	$231,763

Net debt service outstanding (1)(3)	$239,609	$33,465	$90,039	$(1,361)	$361,752

Ratios:
Net exposure to qualified statutory capital	39:1	9:1	78:1		34:1
Capital ratio (4)	62:1	14:1	119:1		53:1
Financial resources ratio (5)	36:1	11:1	55:1		33:1
Statutory net exposure to claims-paying resources	23:1	7:1	36:1		21:1

1)    The numbers shown for AGM have been adjusted to include 100% share of its United Kingdom (U.K.) and French insurance subsidiaries. On April 1, 2021, MAC was merged with and into AGM, with AGM as the surviving company.
2)    Eliminations are primarily for (i) intercompany surplus notes between AGM and Assured Guaranty Corp. (AGC), and (ii) eliminations of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
3)    Net exposure and net debt service outstanding are presented on a statutory basis. Includes $1,038 million of specialty insurance and reinsurance exposure.
4)    The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
5)    The financial resources ratio is calculated by dividing net debt service outstanding by total claims-paying resources.
6)    Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of AGRe on a U.S. statutory-basis, except for contingency reserves.
7) Loss and LAE reserves exclude adjustments to claims-paying resources for AGM and AGC because they were in a net recoverable position of $109 million and $21 million.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended September 30, 2021 and September 30, 2020

	Three Months Ended					Three Months Ended
	September 30, 2021					September 30, 2020
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$52	$21	$29	$4	$106	$93	$28	$1	$(1)	$121
Less: Installment GWP and other GAAP adjustments (1)	(1)	22	27	4	52	—	28	1	(1)	28
Upfront GWP	53	(1)	2	—	54	93	—	—	—	93
Plus: Installment premium PVP	2	18	19	3	42	—	24	—	—	24
Total PVP	$55	$17	$21	$3	$96	$93	$24	$—	$—	$117

Gross par written	$7,703	156	436	266	$8,561	$6,932	500	—	—	$7,432

Reconciliation of GWP to PVP for the Nine Months Ended September 30, 2021 and September 30, 2020

	Nine Months Ended					Nine Months Ended
	September 30, 2021					September 30, 2020
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$160	$70	$43	$4	$277	$182	$143	$10	$(1)	$334
Less: Installment GWP and other GAAP adjustments (1)	33	49	39	4	125	—	143	10	(1)	152
Upfront GWP	127	21	4	—	152	182	—	—	—	182
Plus: Installment premium PVP	38	42	28	3	111	—	73	9	—	82
Total PVP	$165	$63	$32	$3	$263	$182	$73	$9	$—	$264

Gross par written	$17,846	$1,117	$941	266	$20,170	$14,855	$1,434	$188	—	$16,477

1)    Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written (1 of 2)
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended September 30,
	2021		2020
	Gross Par Written	Average Internal Rating	Gross Par Written	Average Internal Rating
Sector:
U.S. public finance
General obligation	$2,405	A-	$2,578	A-
Municipal utilities	1,527	A-	1,125	A-
Transportation	1,460	A	1	BBB-
Taxed backed	1,337	BBB+	895	A-
Higher Education	642	A	861	BBB+
Healthcare	332	BBB+	1,472	BBB+
Total U.S. public finance	7,703	A-	6,932	BBB+
Non-U.S. public finance:
Infrastructure finance	156	BBB+	117	BBB+
Renewable energy	—	—	383	BBB
Total non-U.S. public finance	156	BBB+	500	BBB
Total public finance	7,859	A-	7,432	BBB+

U.S. structured finance:
Insurance securitizations	395	AA-	—	—
Other structured finance	41	A-	—	—
Total U.S. structured finance	436	AA-	—	—
Non-U.S. structured finance:
Pooled corporate obligations	266	AA-	—	—
Total non-U.S. structured finance	266	AA-	—	—
Total structured finance	702	AA-	—	—

Total gross par written	$8,561	A-	$7,432	BBB+

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
Gross Par Written (2 of 2)
(dollars in millions)

Gross Par Written by Asset Type

	Nine Months Ended September 30,
	2021		2020
	Gross Par Written	Average Internal Rating	Gross Par Written	Average Internal Rating
Sector:
U.S. public finance
General obligation	$6,675	A-	$6,601	A-
Taxed backed	3,301	A-	1,733	A-
Transportation	2,451	A	429	BBB+
Municipal utilities	2,324	BBB+	2,179	A-
Higher Education	1,203	A-	1,426	BBB+
Healthcare	1,077	BBB+	2,428	BBB
Infrastructure finance	752	BBB+	—	—
Housing revenue	44	BBB-	59	BBB-
Other U.S. public finance	19	A	—	—
Total U.S. public finance	17,846	A-	14,855	A-
Non-U.S. public finance:
Infrastructure finance	858	BBB	117	BBB+
Renewable energy	153	BBB+	1,103	BBB
Sovereign and sub-sovereign	106	A	214	A+
Total non-U.S. public finance	1,117	BBB+	1,434	BBB+
Total public finance	18,963	A-	16,289	A-

U.S. structured finance:
Insurance securitizations	848	A+	140	AA
Commercial mortgage-backed securities	37	A	—	—
Other structured finance	56	A-	48	BBB
Total U.S. structured finance	941	A+	188	A+
Non-U.S. structured finance:
Pooled corporate obligations	266	AA-	—	—
Total non-U.S. structured finance	266	AA-	—	—
Total structured finance	1,207	A+	188	A+

Total gross par written	$20,170	A-	$16,477	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

								Nine Months
	1Q-20	2Q-20	3Q-20	4Q-20	1Q-21	2Q-21	3Q-21	2020	2021
PVP:
Public finance - U.S.	$29	$60	$93	$110	$81	$29	$55	$182	$165
Public finance - non-U.S.	21	28	24	9	3	43	17	73	63
Structured finance - U.S.	1	8	—	5	2	9	21	9	32
Structured finance - non-U.S.	—	—	—	2	—	—	3	—	3
Total PVP	$51	$96	$117	$126	$86	$81	$96	$264	$263

Reconciliation of GWP to PVP:

Total GWP	$64	$149	$121	$120	$87	$84	$106	$334	$277
Less: Installment GWP and other GAAP adjustments	35	89	28	39	38	35	52	152	125
Upfront GWP	29	60	93	81	49	49	54	182	152
Plus: Installment premium PVP	22	36	24	45	37	32	42	82	111
Total PVP	$51	$96	$117	$126	$86	$81	$96	$264	$263

Gross par written:
Public finance - U.S.	$2,641	$5,282	$6,932	$6,343	$5,427	$4,716	$7,703	$14,855	$17,846
Public finance - non-U.S.	377	557	500	—	—	961	156	1,434	1,117
Structured finance - U.S.	15	173	—	192	45	460	436	188	941
Structured finance - non-U.S.	—	—	—	253	—	—	266	—	266
Total	$3,033	$6,012	$7,432	$6,788	$5,472	$6,137	$8,561	$16,477	$20,170

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums (i.e. Net Deferred Premium Revenue)	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues (3)
2021 (as of September 30)		$366,373
2021 Q4	$6,402	359,971	$80	$5	$1	$2
2022	21,355	338,616	304	21	4	9
2023	19,099	319,517	283	20	3	9
2024	19,432	300,085	261	18	3	8
2025	19,569	280,516	237	17	3	8

2021-2025	85,857	280,516	1,165	81	14	36
2026-2030	84,275	196,241	963	68	12	34
2031-2035	69,767	126,474	672	45	11	28
2036-2040	51,518	74,956	394	29	4	20
After 2040	74,956	—	536	47	—	16
Total	$366,373		$3,730	$270	$41	$134

	GAAP	Effect of FG VIE Consolidation on Net Unearned Premium Reserve
Net deferred premium revenue:
Financial guaranty	$3,730	$40
Specialty	12	—
Net deferred premium revenue	3,742	40
Contra-paid	(44)	(4)
Net unearned premium reserve	$3,698	$36

1)    Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2021. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.
2)    See page 24, ‘‘Net Expected Loss to be Expensed.’’ The following is a reconciliation of net deferred premium revenue to net unearned premiums reserve. Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have been recognized in the statement of operations (contra-paid).
3)     Represents a non-GAAP financial measure. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid (1) for the Three Months Ended September 30, 2021

	Net Expected Loss to be Paid (Recovered) as of June 30, 2021	Economic Loss Development (Benefit) During 3Q-21	(Paid) Recovered Losses During 3Q-21	Net Expected Loss to be Paid (Recovered) as of September 30, 2021
Public Finance:
U.S. public finance	$221	$(29)	$(201)	$(9)
Non-U.S public finance	22	(2)	(1)	19
Public Finance	243	(31)	(202)	10

Structured Finance:
U.S. RMBS	178	(65)	29	142
Other structured finance	45	2	—	47
Structured Finance	223	(63)	29	189
Total	$466	$(94)	$(173)	$199

Rollforward of Net Expected Loss and LAE to be Paid (1) for the Nine Months Ended September 30, 2021

	Net Expected Loss to be Paid (Recovered) as of December 31, 2020	Economic Loss Development (Benefit) During 2021	(Paid) Recovered Losses During 2021	Net Expected Loss to be Paid (Recovered) as of September 30, 2021
Public Finance:
U.S. public finance	$305	$(13)	$(301)	$(9)
Non-U.S public finance	36	(15)	(2)	19
Public Finance	341	(28)	(303)	10

Structured Finance:
U.S. RMBS	148	(82)	76	142
Other structured finance	40	9	(2)	47
Structured Finance	188	(73)	74	189
Total	$529	$(101)	$(229)	$199

1)    Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

Assured Guaranty Ltd.
Loss Measures
As of September 30, 2021
(dollars in millions)

		Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
	Total Net Par Outstanding for BIG Transactions	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)
Public finance:
U.S. public finance	$5,443	$(23)	$(23)	$(23)	$7	$7	$7
Non-U.S public finance	477	—	—	—	(9)	(9)	(9)
Public finance	5,920	(23)	(23)	(23)	(2)	(2)	(2)
Structured finance:
U.S. RMBS	1,302	(48)	(50)	(58)	(54)	(55)	(68)
Other structured finance	124	3	3	3	2	10	10
Structured finance	1,426	(45)	(47)	(55)	(52)	(45)	(58)
Total	$7,346	$(68)	$(70)	$(78)	$(54)	$(47)	$(60)

1)    Includes loss expense related to contracts that are accounted for as insurance contracts.
2)    Includes loss expense related to contracts that are accounted for as insurance contracts and credit derivatives.
3)    Includes loss expense related to contracts that are accounted for as insurance contracts, credit derivatives, and consolidated FG VIEs.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of September 30, 2021
(dollars in millions)

GAAP

2021 (October 1 - December 31)	$8
2022	31
2023	31
2024	30
2025	30
2021-2025	130
2026-2030	118
2031-2035	77
2036-2040	18
After 2040	4
Total expected present value of net expected loss to be expensed(2)	347
Future accretion	104
Total expected future loss and LAE	$451

1)    The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.00% to 2.13% for U.S. dollar denominated obligations.
2)      Excludes $28 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Internal Rating by Asset Type

	As of September 30, 2021		As of December 31, 2020
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$72,302	A-	$72,268	A-
Tax backed	35,687	A-	34,800	A-
Municipal utilities	25,861	A-	25,275	A-
Transportation	16,740	BBB+	15,179	BBB+
Healthcare	9,311	BBB+	8,691	BBB+
Higher education	6,744	A-	6,127	A-
Infrastructure finance	6,297	A-	5,843	A-
Housing revenue	1,026	BBB-	1,149	BBB
Investor-owned utilities	611	A-	644	A-
Renewable energy	196	A-	204	A-
Other public finance	1,177	A-	1,417	A-
Total U.S. public finance	175,952	A-	171,597	A-
Non-U.S. public finance:
Regulated utilities	18,494	BBB+	19,370	BBB+
Infrastructure finance	16,837	BBB	17,819	BBB
Sovereign and sub-sovereign	11,136	A+	11,682	A+
Renewable energy	2,466	A-	2,708	A-
Pooled infrastructure	1,372	AAA	1,449	AAA
Total non-U.S. public finance	50,305	BBB+	53,028	A-
Total public finance	$226,257	A-	$224,625	A-

U.S. structured finance:
Life insurance transactions	$3,423	AA-	$2,581	AA-
RMBS	2,510	BBB-	2,990	BBB-
Financial products	785	AA-	820	AA-
Pooled corporate obligations	685	AA	1,193	AA
Consumer receivables	625	A	768	A-
Other structured finance	649	A-	600	A-
Total U.S. structured finance	8,677	A	8,952	A

Non-U.S. structured finance:
RMBS	332	A	357	A
Pooled corporate obligations	226	AA-	—	—
Other structured finance	176	AA-	219	A+
Total non-U.S. structured finance	734	A+	576	A
Total structured finance	$9,411	A	$9,528	A

Total	$235,668	A-	$234,153	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of September 30, 2021
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$308	0.2%	$2,342	4.7%	$942	10.9%	$291	39.6%	$3,883	1.7%
AA	16,613	9.4	4,208	8.4	4,647	53.6	10	1.4	25,478	10.8
A	93,810	53.3	10,638	21.1	992	11.4	135	18.4	105,575	44.8
BBB	59,778	34.0	32,640	64.9	670	7.7	298	40.6	93,386	39.6
BIG	5,443	3.1	477	0.9	1,426	16.4	—	—	7,346	3.1
Net Par Outstanding (1)	$175,952	100.0%	$50,305	100.0%	$8,677	100.0%	$734	100.0%	$235,668	100.0%

1)    As of September 30, 2021, the Company excluded $1.3 billion of net par attributable to loss mitigation securities.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of September 30, 2021
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$33,964	14.4%
Texas	16,752	7.1
Pennsylvania	15,692	6.7
New York	15,644	6.6
Illinois	12,987	5.5
New Jersey	10,326	4.4
Florida	7,580	3.2
Louisiana	5,299	2.2
Michigan	5,258	2.2
Alabama	3,707	1.6
Other	48,743	20.7
Total U.S. public finance	175,952	74.6
U.S. structured finance	8,677	3.7
Total U.S.	184,629	78.3

Non-U.S.:
United Kingdom	37,536	15.9
France	3,011	1.3
Canada	2,119	0.9
Spain	1,832	0.8
Australia	1,816	0.8
Other	4,725	2.0
Total non-U.S.	51,039	21.7

Total net par outstanding	$235,668	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Specialty Insurance and Reinsurance Exposure
As of September 30, 2021
(dollars in millions)

	Gross Exposure		Net Exposure
	As of		As of
	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
Life insurance transactions (1)	$1,222	$1,121	$838	$720
Aircraft residual value insurance policies (2)	355	363	200	208
Total	$1,577	$1,484	$1,038	$928

1)    The life insurance transactions net exposure is projected to increase to approximately $1.1 billion by June 30, 2027.
2)    As of September 30, 2021 and December 31, 2020, $84 million and $13 million, respectively, of aircraft residual value insurance exposure was rated BIG.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2021 (as of September 30)						$9,411
2021 Q4	$16	$136	$(10)	$207	$349	9,062
2022	83	395	16	156	650	8,412
2023	144	297	10	207	658	7,754
2024	24	270	13	223	530	7,224
2025	33	251	27	316	627	6,597

2021-2025	300	1,349	56	1,109	2,814	6,597
2026-2030	343	579	404	1,270	2,596	4,001
2031-2035	95	182	284	1,163	1,724	2,277
2036-2040	173	394	40	1,133	1,740	537
After 2040	—	6	1	530	537	—
Total structured finance	$911	$2,510	$785	$5,205	$9,411

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2021 (as of September 30)		$226,257
2021 Q4	$3,429	222,828
2022	11,008	211,820
2023	9,487	202,333
2024	10,369	191,964
2025	10,892	181,072

2021-2025	45,185	181,072
2026-2030	48,011	133,061
2031-2035	44,709	88,352
2036-2040	34,943	53,409
After 2040	53,409	—
Total public finance	$226,257

Net par outstanding (end of period)

	1Q-20	2Q-20	3Q-20	4Q-20	1Q-21	2Q-21	3Q-21
Public finance - U.S.	$172,795	$173,143	$172,570	$171,597	$172,941	$173,667	$175,952
Public finance - non-U.S.	48,575	49,293	51,242	53,028	52,099	51,966	50,305
Structured finance - U.S.	8,806	8,822	8,581	8,952	8,678	8,568	8,677
Structured finance - non-U.S.	722	701	682	576	552	535	734
Net par outstanding	$230,898	$231,959	$233,075	$234,153	$234,270	$234,736	$235,668

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of September 30, 2021
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$3,629	$3,572	$5,325	$5,252

Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding	Gross Par Outstanding
Puerto Rico Exposures Subject to a Support Agreement (2)
Commonwealth of Puerto Rico - General Obligation (GO) (3)	$574	$170	$353	$—	$1,097	$1,135
Puerto Rico Public Buildings Authority (PBA) (3)	2	122	—	(2)	122	122
Subtotal - GO/PBA PSA	576	292	353	(2)	1,219	1,257

Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (3)	233	467	178	(79)	799	799
PRHTA (Highway revenue) (3)	381	51	25	—	457	457
Puerto Rico Convention Center District Authority (PRCCDA)	—	152	—	—	152	152
Subtotal - HTA/CCDA PSA	614	670	203	(79)	1,408	1,408

Puerto Rico Electric Power Authority (PREPA)(3)	469	69	210	—	748	759
Puerto Rico Infrastructure Financing Authority (PRIFA)	—	15	1	—	16	16
Subtotal Subject to a Support Agreement	1,659	1,046	767	(81)	3,391	3,440

Other Puerto Rico Exposures
Puerto Rico Municipal Finance Agency (MFA) (4)	126	16	37	—	179	187
Puerto Rico Aqueduct and Sewer Authority (PRASA) and University of Puerto Rico (U of PR)(4)	—	2	—	—	2	2
Subtotal Other Puerto Rico Exposures	126	18	37	—	181	189

Total exposure to Puerto Rico	$1,785	$1,064	$804	$(81)	$3,572	$3,629

1)    Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
2)    The Support Agreements, including the GO/PBA plan support agreements (PSA) and the HTA/CCDA PSA, are described in Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, Part 1, Financial Information, Item 1, Financial Statements, Note 3, Outstanding Exposure.
3)    As of the date of this filing, the seven-member financial oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) has certified a filing under Title III of PROMESA for these exposures.
4)    As of the date of this filing, the Company has not paid claims on these credits.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of September 30, 2021
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2021 (4Q)	2022 (1Q)	2022 (2Q)	2022 (3Q)	2022 (4Q)	2023	2024	2025	2026	2027	2028	2029	2030	2031 - 2035	2036 - 2040	2041 - 2042	Total
Puerto Rico Exposures Subject to a Support Agreement
Commonwealth of Puerto Rico - GO	$—	$—	$—	$37	$—	$14	$73	$68	$35	$90	$33	$63	$48	$491	$145	$—	$1,097
PBA	—	—	—	—	—	7	—	6	11	40	1	1	1	38	17	—	122
Subtotal - GO/PBA PSA	—	—	—	37	—	21	73	74	46	130	34	64	49	529	162	—	1,219
PRHTA (Transportation revenue)	—	—	—	28	—	33	4	29	24	29	34	49	31	242	251	45	799
PRHTA (Highway revenue)	—	—	—	40	—	32	32	34	1	—	10	13	16	227	52	—	457
PRCCDA	—	—	—	—	—	—	—	—	—	19	—	—	—	104	29	—	152
Subtotal - HTA/CCDA PSA	—	—	—	68	—	65	36	63	25	48	44	62	47	573	332	45	1,408
PREPA	—	—	—	28	—	95	93	68	106	105	68	39	44	102	—	—	748
PRIFA	—	—	—	—	—	2	—	—	—	—	—	—	—	—	10	4	16
Subtotal Subject to a Support Agreement	—	—	—	133	—	183	202	205	177	283	146	165	140	1,204	504	49	3,391

Other Puerto Rico Exposures
MFA	—	—	—	43	—	23	19	18	37	15	12	7	5	—	—	—	179
PRASA and U of PR	—	—	—	—	—	—	1	—	—	—	—	—	—	1	—	—	2
Subtotal Other Puerto Rico Exposures	—	—	—	43	—	23	20	18	37	15	12	7	5	1	—	—	181

Total	$—	$—	$—	$176	$—	$206	$222	$223	$214	$298	$158	$172	$145	$1,205	$504	$49	$3,572

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of September 30, 2021
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2021 (4Q)	2022 (1Q)	2022 (2Q)	2022 (3Q)	2022 (4Q)	2023	2024	2025	2026	2027	2028	2029	2030	2031 - 2035	2036 - 2040	2041 - 2042	Total
Puerto Rico Exposures Subject to a Support Agreement
Commonwealth of Puerto Rico - GO	$—	$29	$—	$65	$—	$70	$128	$119	$82	$136	$74	$103	$84	$623	$160	$—	$1,673
PBA	—	3	—	3	—	13	6	13	17	44	3	4	3	49	18	—	176
Subtotal - GO/PBA PSA	—	32	—	68	—	83	134	132	99	180	77	107	87	672	178	—	1,849
PRHTA (Transportation revenue)	—	21	—	48	—	73	42	67	61	64	67	81	61	367	300	47	1,299
PRHTA (Highway revenue)	—	12	—	52	—	54	53	53	18	17	27	29	32	277	55	—	679
PRCCDA	—	3	—	4	—	7	7	7	7	26	6	6	6	127	30	—	236
Subtotal - HTA/CCDA PSA	—	36	—	104	—	134	102	127	86	107	100	116	99	771	385	47	2,214
PREPA	3	15	2	43	3	129	121	91	126	122	80	47	52	110	—	—	944
PRIFA	—	—	—	—	—	3	1	1	1	1	—	1	1	3	13	4	29
Subtotal Subject to a Support Agreement	3	83	2	215	3	349	358	351	312	410	257	271	239	1,556	576	51	5,036

Other Puerto Rico Exposures
MFA	—	5	—	48	—	29	24	22	41	17	14	8	6	—	—	—	214
PRASA and U of PR	—	—	—	—	—	—	1	—	—	—	—	—	—	1	—	—	2
Subtotal Other Puerto Rico Exposures	—	5	—	48	—	29	25	22	41	17	14	8	6	1	—	—	216

Total	$3	$88	$2	$263	$3	$378	$383	$373	$353	$427	$271	$279	$245	$1,557	$576	$51	$5,252

Assured Guaranty Ltd.
U.S. RMBS Profile
As of September 30, 2021
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$3	$91	$12	$475	$3	$584
AA	11	75	8	177	9	280
A	4	20	—	7	68	99
BBB	7	3	1	16	218	245
BIG	48	250	18	838	148	1,302
Total exposures	$73	$439	$39	$1,513	$446	$2,510

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$12	$12	$—	$414	$24	$462
2005	30	151	19	195	82	477
2006	31	31	1	94	145	302
2007	—	245	19	775	195	1,234
2008	—	—	—	35	—	35
Total exposures	$73	$439	$39	$1,513	$446	$2,510

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of September 30, 2021
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$352	38.9%	43.3%	57.4%
AA	316	35.0	41.9	52.6
A	98	10.8	38.6	48.7
BBB	138	15.3	38.0	38.3
Total exposures	$904	100.0%	41.5%	51.9%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Number of Transactions	Avg. Rating
Asset class:
Trust preferred
Banks and insurance	$408	45.1%	43.8%	60.3%	12	AA+
U.S. mortgage and real estate investment trusts	92	10.2	47.3	64.8	3	A+
CLOs	404	44.7	37.9	40.3	5	AA-
Total exposures	$904	100.0%	41.5%	51.9%	20	AA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	September 30,	December 31,
	2021	2020
U.S. public finance:
Tax backed	$2,339	$2,167
General obligation	1,552	1,657
Municipal utilities	1,075	1,109
Higher education	117	147
Transportation	99	100
Housing revenue	90	94
Infrastructure finance	47	33
Healthcare	24	28
Other public finance	100	104
Total U.S. public finance	5,443	5,439
Non-U.S. public finance:
Infrastructure finance	340	403
Sovereign and sub-sovereign	105	455
Renewable energy	32	37
Total non-U.S. public finance	477	895
Total public finance	$5,920	$6,334

U.S. structured finance:
RMBS	$1,302	$1,480
Consumer receivables	77	90
Life insurance transactions	40	40
Other structured finance	7	31
Total U.S. structured finance	1,426	1,641
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—
Total structured finance	$1,426	$1,641
Total BIG net par outstanding	$7,346	$7,975

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	As of
	September 30,	December 31,
	2021	2020
BIG Category 1
U.S. public finance	$1,837	$1,777
Non-U.S. public finance	431	846
U.S. structured finance	129	228
Non-U.S. structured finance	—	—
Total BIG Category 1	2,397	2,851
BIG Category 2
U.S. public finance	115	57
Non-U.S. public finance	—	—
U.S. structured finance	69	77
Non-U.S. structured finance	—	—
Total BIG Category 2	184	134
BIG Category 3
U.S. public finance	3,491	3,605
Non-U.S. public finance	46	49
U.S. structured finance	1,228	1,336
Non-U.S. structured finance	—	—
Total BIG Category 3	4,765	4,990
BIG Total	$7,346	$7,975

1)    Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of September 30, 2021
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
Puerto Rico Highways & Transportation Authority	$1,256	CCC
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,235	CCC
Puerto Rico Electric Power Authority	748	CCC
Illinois Sports Facilities Authority	260	BB+
Virgin Islands Public Finance Authority (Federal Excise Tax Match)	259	BB
Puerto Rico Municipal Finance Agency	179	CCC
Jackson Water & Sewer System, Mississippi	173	BB
Virgin Islands Public Finance Authority (Gross Receipts)	164	BB
Puerto Rico Convention Center District Authority	152	CCC
Stockton City, California	100	B
Harrisburg Parking System, Pennsylvania	78	B
Alabama State University	69	BB+
San Jacinto River Authority (GRP Project), Texas	67	BB+
Indiana University of Pennsylvania, Pennsylvania	60	CCC
Atlantic City, New Jersey	55	BB
Virgin Islands Water and Power Authority	51	CCC
Total U.S. public finance	$4,906

Non-U.S. public finance:
Road Management Services PLC (A13 Highway)	157	B+
M6 Duna Autopalya Koncesszios Zrt.	83	BB+
Private International Transaction	66	BB-
Total non-U.S. public finance	$306
Total	$5,212

U.S. structured finance:
RMBS:
Soundview 2007-WMC1	$149	CCC	36.4%
Option One 2007-FXD2	143	CCC	19.4%
Option One Mortgage Loan Trust 2007-HL1	104	CCC	20.1%
Argent Securities Inc. 2005-W4	93	CCC	9.7%
Nomura Asset Accept. Corp. 2007-1	82	CCC	23.8%
New Century 2005-A	68	CCC	25.7%
MABS 2007-NCW	52	BB	21.0%
ACE 2007-SL1	50	CCC	6.7%
Subtotal RMBS	$741

Total U.S. structured finance	$741

Total non-U.S. structured finance	$—
Total	$741

1)    Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of September 30, 2021
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating (1)
New Jersey (State of)	$3,772	BBB
New York Metropolitan Transportation Authority	1,938	A-
Pennsylvania (Commonwealth of)	1,796	A-
Illinois (State of)	1,456	BBB-
Puerto Rico Highways & Transportation Authority	1,256	CCC
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,235	CCC
Foothill/Eastern Transportation Corridor Agency, California	1,201	BBB
North Texas Tollway Authority	1,172	A
Metro Washington Airports Authority (Dulles Toll Road)	1,099	BBB
California (State of)	985	AA-
CommonSpirit Health, IL	940	A-
San Diego Family Housing, LLC	925	AA
Philadelphia School District, Pennsylvania	909	A-
Alameda Corridor Transportation Authority, California	884	BBB+
Suffolk County, New York	884	BBB
Great Lakes Water Authority (Sewerage), Michigan	869	A-
Yankee Stadium LLC New York City Industrial Development Authority	857	BBB
Chicago Public Schools, Illinois	852	BBB-
Central Florida Expressway Authority, Florida	814	A+
Dade County Seaport, Florida	810	A
New York (City of), New York	810	AA-
Wisconsin (State of)	803	A
Tucson (City of), Arizona	795	A+
Metropolitan Pier and Exposition Authority, Illinois	783	BBB-
Massachusetts (Commonwealth of) Water Resources	772	AA
Pennsylvania Turnpike Commission	763	A-
Port Authority of New York and New Jersey	758	BBB-
ProMedica Healthcare Obligated Group, Ohio	750	BBB
Montefiore Medical Center, New York	749	BBB-
Puerto Rico Electric Power Authority	748	CCC
Jefferson County Alabama Sewer	735	BBB
Philadelphia (City of), Pennsylvania	732	BBB+
Nassau County, New York	728	A-
Massachusetts (Commonwealth of)	676	AA-
Clark County School District, Nevada	676	BBB+
Long Island Power Authority	664	A-
Pittsburgh Water & Sewer, Pennsylvania	663	A-
Mets Queens Ballpark	609	BBB
North Carolina Turnpike Authority	592	BBB-
Regional Transportation Authority (Sales Tax), Illinois	576	AA-
Oglethorpe Power Corporation, Georgia	575	BBB
Hayward Unified School District, California	564	A
Chicago (City of), Illinois	555	BBB-
LCOR Alexandria LLC	555	A-
Kansas City, Missouri	534	A
Garden State Preservation Trust, New Jersey Open Space & Farmland	525	BBB+
New Jersey Turnpike Authority	500	A-
Municipal Electric Authority of Georgia	480	BBB+
West Contra Costa Unified School District, California	474	AA-
Anaheim (City of), California	465	A-
Total top 50 U.S. public finance exposures	$44,263
1)    Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of September 30, 2021
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Securitization	$1,000	AA
Private US Insurance Securitization	648	AA-
Private US Insurance Securitization	500	AA-
Private US Insurance Securitization	380	AA-
Private US Insurance Securitization	374	AA-
Private US Insurance Securitization	340	A
SLM Student Loan Trust 2007-A	287	A+
Soundview 2007-WMC1	149	CCC
Fortress Credit Opportunities VII CLO Limited	143	AA-
Option One 2007-FXD2	143	CCC
Private US Insurance Securitization	134	AA
SLM Student Loan Trust 2006-C	116	AA-
New Century Home Equity Loan Trust 2006-1	111	AAA
CWABS 2007-4	109	A+
Option One Mortgage Loan Trust 2007-HL1	104	CCC
Argent Securities Inc. 2005-W4	93	CCC
Nomura Asset Accept. Corp. 2007-1	82	CCC
OwnIt Mortgage Loan ABS Certificates 2006-3	69	AAA
CWALT Alternative Loan Trust 2007-HY9	69	A
New Century 2005-A	68	CCC
Countrywide HELOC 2006-I	66	A
Soundview Home Equity Loan Trust 2006-OPT1	66	AAA
ALESCO Preferred Funding XIII, Ltd.	65	AAA
Countrywide 2007-13	64	AA
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BBB
Total top 25 U.S. structured finance exposures	$5,243

1)    Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of September 30, 2021
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,350	BBB
Southern Gas Networks PLC	United Kingdom	1,833	BBB
Quebec Province	Canada	1,802	A+
Thames Water Utilities Finance PLC	United Kingdom	1,786	BBB
Dwr Cymru Financing Limited	United Kingdom	1,699	A-
Anglian Water Services Financing PLC	United Kingdom	1,551	A-
Societe des Autoroutes du Nord et de l'est de la France S.A.	France	1,514	BBB+
National Grid Gas PLC	United Kingdom	1,365	BBB+
British Broadcasting Corporation (BBC)	United Kingdom	1,240	A+
Channel Link Enterprises Finance PLC	France, United Kingdom	1,240	BBB
Verbund, Lease and Sublease of Hydro-Electric Equipment	Austria	951	AAA
Capital Hospitals (Issuer) PLC	United Kingdom	910	BBB-
Aspire Defence Finance plc	United Kingdom	833	BBB+
Verdun Participations 2 S.A.S.	France	718	BBB-
Yorkshire Water Services Finance Plc	United Kingdom	707	BBB
Sydney Airport Finance Company	Australia	643	BBB+
Envestra Limited	Australia	642	A-
National Grid Company PLC	United Kingdom	611	BBB+
South Lanarkshire Schools	United Kingdom	590	BBB
Campania Region - Healthcare receivable	Italy	573	BB+
Severn Trent Water Utilities Finance Plc	United Kingdom	566	BBB+
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	United Kingdom	543	BBB-
Derby Healthcare PLC	United Kingdom	518	BBB
Wessex Water Services Finance plc	United Kingdom	507	BBB+
United Utilities Water PLC	United Kingdom	483	BBB+
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	460	BBB+
North Staffordshire PFI, 32-year EIB Index-Linked Facility	United Kingdom	458	BBB-
International Infrastructure Pool	United Kingdom	457	AAA
International Infrastructure Pool	United Kingdom	457	AAA
International Infrastructure Pool	United Kingdom	457	AAA
Central Nottinghamshire Hospitals PLC	United Kingdom	456	BBB-
South East Water	United Kingdom	448	BBB
Scotland Gas Networks plc	United Kingdom	443	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	442	BBB
Japan Expressway Holding and Debt Repayment Agency	Japan	396	A+
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	388	BBB-
Private International Sub-Sovereign Transaction	United Kingdom	380	AA-
University of Essex, United Kingdom	United Kingdom	370	BBB+
Q Energy - Phase II - Pride Investments, S.A.	Spain	365	BBB+
Hypersol Solar Inversiones, S.A.U.	Spain	359	BBB
Private International Sub-Sovereign Transaction	United Kingdom	335	A
Octagon Healthcare Funding PLC	United Kingdom	330	BBB
Q Energy - Phase III - FSL Issuer, S.A.U.	Spain	327	BBB+
Feria Muestrario Internacional de Valencia	Spain	317	BBB-
Bakethin Finance Plc	United Kingdom	315	A-
Northumbrian Water PLC	United Kingdom	307	BBB+
Western Power Distribution (South Wales) PLC	United Kingdom	303	BBB+
Leeds Hospital - St. James's Oncology Financing plc	United Kingdom	303	BBB
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	302	BBB
Private International Sub-Sovereign Transaction	United Kingdom	290	A
Total top 50 non-U.S. exposures		$35,640

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Segment Results (1 of 3)
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Management fees:
CLOs	$12	$5	$36	$12
Opportunity funds and liquid strategies	4	2	13	7
Wind-down funds	1	5	6	21
Total management fees	17	12	55	40
Performance fees	—	—	1	—
Other income	2	2	4	4
Total revenues	19	14	60	44

Expenses
Employee compensation and benefit expenses	19	19	53	51
Amortization of intangible assets	3	3	9	9
Other operating expenses	7	7	20	21
Total expenses	29	29	82	81
Adjusted operating income (loss) before income taxes	(10)	(15)	(22)	(37)
Less:Provision (benefit) for income taxes	(3)	(3)	(6)	(7)
Adjusted operating income (loss)	$(7)	$(12)	$(16)	$(30)

Assured Guaranty Ltd.
Asset Management Segment Results (2 of 3)
(dollars in millions)

Rollforward of Assets Under Management for the Three Months Ended September 30, 2021

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, June 30, 2021	$14,562	$1,463	$388	$1,179	$17,592

Inflows-third party	598	245	—	—	843
Inflows-intercompany	57	16	—	—	73
Outflows:
Redemptions	—	—	—	—	—
Distributions	(424)	(170)	—	(364)	(958)
Total outflows	(424)	(170)	—	(364)	(958)
Net flows	231	91	—	(364)	(42)
Change in value	(47)	80	—	(6)	27
AUM, September 30, 2021	$14,746	$1,634	$388	$809	$17,577

Rollforward of Assets Under Management for the Nine Months Ended September 30, 2021

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, December 31, 2020	$13,856	$1,486	$383	$1,623	$17,348

Inflows-third party	1,811	271	—	—	2,082
Inflows-intercompany	166	16	—	—	182
Outflows:
Redemptions	—	—	—	—	—
Distributions	(1,007)	(448)	—	(791)	(2,246)
Total outflows	(1,007)	(448)	—	(791)	(2,246)
Net flows	970	(161)	—	(791)	18
Change in value	(80)	309	5	(23)	211
AUM, September 30, 2021	$14,746	$1,634	$388	$809	$17,577

Assured Guaranty Ltd.
Asset Management Segment Results (3 of 3)
(dollars in millions)

Assets Under Management

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total

As of September 30, 2021:
Funded AUM (1)	$14,615	$1,071	$388	$787	$16,861
Unfunded AUM (1)	131	563	—	22	716

Fee-earning AUM (2)	$14,083	$1,289	$388	$508	$16,268
Non-fee earning AUM (2)	663	345	—	301	1,309

Intercompany AUM
Funded AUM	$496	$174	$367	$—	$1,037
Unfunded AUM	127	151	—	—	278

As of June 30, 2021:
Funded AUM	$14,488	$951	$388	$1,157	$16,984
Unfunded AUM	74	512	—	22	608

Fee-earning AUM	$13,990	$1,174	$388	$751	$16,303
Non-fee earning AUM	572	289	—	428	1,289

Intercompany AUM
Funded AUM	$491	$145	$367	$—	$1,003
Unfunded AUM	68	153	—	—	221

As of December 31, 2020:
Funded AUM	$13,809	$992	$383	$1,601	$16,785
Unfunded AUM	47	494	—	22	563

Fee-earning AUM	$10,248	$1,176	$383	$1,133	$12,940
Non-fee earning AUM	3,608	310	—	490	4,408

Intercompany AUM
Funded AUM	$405	$126	$362	$—	$893
Unfunded AUM	40	137	—	—	177

1)    Funded AUM refers to assets that have been deployed or invested into the funds or CLOs. Unfunded AUM refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.
2)    Fee-earning AUM refers to assets where AssuredIM collects fees or has elected not to waive or rebate fees to investors. Non-fee earning AUM refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors.

Corporate Division

Assured Guaranty Ltd.
Corporate Results
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Total revenues	$1	$12	1	8

Expenses
Interest expense	25	24	74	72
Loss on extinguishment of debt	175	—	175	—
Employee compensation and benefit expenses	5	3	15	11
Other operating expenses	6	5	15	16
Total expenses	211	32	279	99
Equity in earnings of investees	1	—	1	(5)
Adjusted operating income (loss) before income taxes	(209)	(20)	(277)	(96)
Less: Provision (benefit) for income taxes	(40)	(2)	(45)	(13)
Adjusted operating income (loss)	$(169)	$(18)	$(232)	$(83)

Other

Assured Guaranty Ltd.
Other Results (1 of 2)
(dollars in millions)

	Three Months Ended September 30, 2021
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	—	(3)	(4)
Asset management fees	—	(2)	5	3
Fair value gains (losses) on FG VIEs	5	—	—	5
Fair value gains (losses) on CIVs	—	16	—	16
Other income (loss)	(1)	—	—	(1)
Total revenues	2	14	2	18
Expenses
Loss and LAE	8	—	—	8
Interest expense	—	—	(2)	(2)
Other operating expenses	—	—	4	4
Total expenses	8	—	2	10
Equity in earnings of investees	—	(11)	—	(11)
Adjusted operating income (loss) before income taxes	(6)	3	—	(3)
Less: Provision (benefit) for income taxes	(2)	—	—	(2)
Less: Noncontrolling interests	—	3	—	3
Adjusted operating income (loss)	$(4)	$—	$—	$(4)

	Three Months Ended September 30, 2020
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(2)	$—	$—	$(2)
Net investment income	(1)	—	(3)	(4)
Asset management fees	—	(2)	7	5
Fair value gains (losses) on FG VIEs	—	—	—	—
Fair value gains (losses) on CIVs	—	18	—	18
Other income (loss)	—	—	—	—
Total revenues	(3)	16	4	17
Expenses
Loss and LAE	1	—	—	1
Interest expense	—	—	(3)	(3)
Other operating expenses	—	—	7	7
Total expenses	1	—	4	5
Equity in earnings of investees	—	(13)	—	(13)
Adjusted operating income (loss) before income taxes	(4)	3	—	(1)
Less: Provision (benefit) for income taxes	(1)	—	—	(1)
Less: Noncontrolling interests	—	3	—	3
Adjusted operating income (loss)	$(3)	$—	$—	$(3)

Assured Guaranty Ltd.
Other Results (2 of 2)
(dollars in millions)

	Nine Months Ended September 30, 2021
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(3)	$—	$—	$(3)
Net investment income	(3)	—	(7)	(10)
Asset management fees	—	(6)	15	9
Fair value gains (losses) on FG VIEs	18	—	—	18
Fair value gains (losses) on CIVs	—	53	—	53
Other income (loss)	(1)	—	—	(1)
Total revenues	11	47	8	66
Expenses
Loss and LAE	13	—	—	13
Interest expense	—	—	(7)	(7)
Other operating expenses	—	—	15	15
Total expenses	13	—	8	21
Equity in earnings of investees	—	(35)	—	(35)
Adjusted operating income (loss) before income taxes	(2)	12	—	10
Less: Provision (benefit) for income taxes	(1)	—	—	(1)
Less: Noncontrolling interests	—	11	—	11
Adjusted operating income (loss)	$(1)	$1	$—	$—

	Nine Months Ended September 30, 2020
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(4)	$—	$—	$(4)
Net investment income	(4)	—	(8)	(12)
Asset management fees	—	(4)	24	20
Fair value gains (losses) on FG VIEs	(8)	—	—	(8)
Fair value gains (losses) on CIVs	—	37	—	37
Other income (loss)	—	—	—	—
Total revenues	(16)	33	16	33
Expenses
Loss and LAE	(7)	—	—	(7)
Interest expense	—	—	(8)	(8)
Other operating expenses	—	(1)	24	23
Total expenses	(7)	(1)	16	8
Equity in earnings of investees	—	(29)	—	(29)
Adjusted operating income (loss) before income taxes	(9)	5	—	(4)
Less: Provision (benefit) for income taxes	(2)	—	—	(2)
Less: Noncontrolling interests	—	5	—	5
Adjusted operating income (loss)	$(7)	$—	$—	$(7)

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for the Nine Months Ended September 30, 2021		Year Ended December 31,
			2020		2019		2018		2017
GAAP Summary Statements of Operations Data
Net earned premiums	$307		$485		$476		$548		$690
Net investment income	204		297		378		395		417
Total expenses	506		729		503		422		748
Income (loss) before income taxes	145		386		460		580		991
Net income (loss) attributable to AGL	126		362		402		521		730
Net income (loss) attributable to AGL per diluted share	1.66		4.19		4.00		4.68		5.96

GAAP Summary Balance Sheet Data
Total investments and cash	$9,718		$10,000		$10,409		$10,977		$11,539
Total assets	17,614		15,334		14,326		13,603		14,433
Unearned premium reserve	3,716		3,735		3,736		3,512		3,475
Loss and LAE reserve	981		1,088		1,050		1,177		1,444
Long-term debt	1,671		1,224		1,235		1,233		1,292
Shareholders’ equity attributable to AGL	6,300		6,643		6,639		6,555		6,839
Shareholders’ equity attributable to AGL per share	88.42		85.66		71.18		63.23		58.95

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$366,373		$366,233		$374,130		$371,586		$401,118
Gross debt service outstanding (end of period)	366,787		366,692		375,776		375,080		408,492
Net par outstanding (end of period)	235,668		234,153		236,807		241,802		264,952
Gross par outstanding (end of period)	236,046		234,571		238,156		244,191		269,386

Other Financial Information (Statutory Basis)(1)
Financial guaranty:
Net debt service outstanding (end of period)	$360,714		$360,392		$367,630		$359,499		$373,340
Gross debt service outstanding (end of period)	361,129		360,852		369,251		362,974		380,478
Net par outstanding (end of period)	230,725		229,008		230,984		230,664		239,003
Gross par outstanding (end of period)	231,102		229,426		232,333		233,036		243,217

Claims-paying resources(2)
Policyholders' surplus	$5,216		$5,077		$5,056		$5,148		$5,305
Contingency reserve	1,557		1,557		1,607		1,663		1,750
Qualified statutory capital	6,773		6,634		6,663		6,811		7,055
Unearned premium reserve and net deferred ceding commission income	2,976		2,983		2,961		2,950		2,849
Loss and LAE reserves	91		202		529		1,023		1,092
Total policyholders' surplus and reserves	9,840		9,819		10,153		10,784		10,996
Present value of installment premium	877		858		804		577		559
CCS and standby line of credit	400		400		400		400		400
Excess of loss reinsurance facility	—		—		—		180		180
Total claims-paying resources	$11,117		$11,077		$11,357		$11,941		$12,135

Ratios:
Net exposure to qualified statutory capital	34	:1	35	:1	35	:1	34	:1	34	:1
Capital ratio	53	:1	54	:1	55	:1	53	:1	53	:1
Financial resources ratio	33	:1	33	:1	32	:1	30	:1	31	:1
Adjusted statutory net exposure to claims-paying resources	21	:1	21	:1	20	:1	19	:1	20	:1

Par and Debt Service Written (FG and Specialty)
Gross debt service written:
Public finance - U.S.	$26,348		$33,596		$28,054		$31,989		$26,988
Public finance - non-U.S.	1,890		1,860		17,907		7,166		2,811
Structured finance - U.S.	945		508		1,704		1,191		500
Structured finance - non-U.S.	266		254		88		369		202
Total gross debt service written	$29,449		$36,218		$47,753		$40,715		$30,501

Net debt service written	$29,449		$35,965		$47,731		$40,630		$30,476
Net par written	20,170		23,012		24,331		24,538		17,962
Gross par written	20,170		23,265		24,353		24,624		18,024

1)    Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2)    See page 16 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Nine Months Ended September 30, 2021	Year Ended December 31,
		2020	2019	2018	2017
Total GWP	$277	$454	$677	$612	$307
Less: Installment GWP and other GAAP adjustments (2)	125	191	469	119	99
Upfront GWP	152	263	208	493	208
Plus: Installment premium PVP	111	127	361	204	107
Total PVP	$263	$390	$569	$697	$315

PVP:
Public finance - U.S.	$165	$292	$201	$402	$197
Public finance - non-U.S.	63	82	308	116	89
Structured finance - U.S.	32	14	53	167	14
Structured finance - non-U.S.	3	2	7	12	15
Total PVP	$263	$390	$569	$697	$315

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$126	$362	$402	$521	$730
Less pre-tax adjustments:
Realized gains (losses) on investments	4	18	22	(32)	40
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(41)	65	(10)	101	43
Fair value gains (losses) on CCS	(28)	(1)	(22)	14	(2)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(21)	42	22	(32)	57
Total pre-tax adjustments	(86)	124	12	51	138
Less tax effect on pre-tax adjustments	15	(18)	(1)	(12)	(69)
Adjusted operating income (loss)	$197	$256	$391	$482	$661

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$1.66	$4.19	$4.00	$4.68	$5.96
Less pre-tax adjustments:
Realized gains (losses) on investments	0.05	0.21	0.22	(0.29)	0.33
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.54)	0.75	(0.11)	0.90	0.35
Fair value gains (losses) on CCS	(0.37)	(0.01)	(0.22)	0.13	(0.02)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.28)	0.49	0.21	(0.29)	0.46
Total pre-tax adjustments	(1.14)	1.44	0.10	0.45	1.12
Tax effect on pre-tax adjustments	0.20	(0.22)	(0.01)	(0.11)	(0.57)
Adjusted operating income (loss) per diluted share	$2.60	$2.97	$3.91	$4.34	$5.41

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of September 30, 2021	As of December 31,
		2020	2019	2018	2017
Adjusted book value reconciliation:
Shareholders' equity attributable to AGL	$6,300	$6,643	$6,639	$6,555	$6,839
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(32)	9	(56)	(45)	(146)
Fair value gains (losses) on CCS	24	52	52	74	60
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	492	611	486	247	487
Less taxes	(90)	(116)	(89)	(63)	(83)
Adjusted operating shareholders' equity	5,906	6,087	6,246	6,342	6,521
Pre-tax adjustments:
Less: Deferred acquisition costs	129	119	111	105	101
Plus: Net present value of estimated net future revenue	164	182	206	219	162
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,383	3,355	3,296	3,005	2,966
Plus taxes	(597)	(597)	(590)	(526)	(515)
Adjusted book value	$8,727	$8,908	$9,047	$8,935	$9,033

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity (net of tax (provision) benefit of $1, $-, $(2), $(1), and $(2))	$—	$2	$7	$3	$5

Gain (loss) related to VIE consolidation included in adjusted book value (net of tax (provision) benefit of $3, $2, $1, $4 and $3)	$(9)	$(8)	$(4)	$(15)	$(14)

Adjusted book value per share reconciliation:
Shareholders' equity attributable to AGL per share	$88.42	$85.66	$71.18	$63.23	$58.95
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.44)	0.12	(0.60)	(0.44)	(1.26)
Fair value gains (losses) on CCS	0.33	0.66	0.56	0.72	0.52
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	6.90	7.89	5.21	2.39	4.20
Less taxes	(1.26)	(1.50)	(0.95)	(0.61)	(0.71)
Adjusted operating shareholders' equity per share	82.89	78.49	66.96	61.17	56.20
Pre-tax adjustments:
Less: Deferred acquisition costs	1.81	1.54	1.19	1.01	0.87
Plus: Net present value of estimated net future revenue	2.30	2.35	2.20	2.11	1.40
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	47.49	43.27	35.34	28.98	25.56
Plus taxes	(8.37)	(7.70)	(6.32)	(5.07)	(4.43)
Adjusted book value per share	$122.50	$114.87	$96.99	$86.18	$77.86

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity per share	$—	$0.03	$0.07	$0.03	$0.03

Gain (loss) related to VIE consolidation included in adjusted book value per share	$(0.12)	$(0.10)	$(0.05)	$(0.15)	$(0.12)

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2020.

U.S. Public Finance:

General Obligation Bonds are full faith and credit obligations that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported obligations, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Glossary (continued)

Sectors (continued)
Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Renewable Energy Bonds are obligations backed by renewable energy sources, such as solar, wind farm, hydroelectric, geothermal and fuel cell.

Other Public Finance Bonds include other debt issued, guaranteed or otherwise supported by U.S. national or local governmental authorities, as well as student loans, revenue bonds, and obligations of some not-for-profit organizations.

Non-U.S. Public Finance:
Regulated Utility Obligations are obligations issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Infrastructure Finance Obligations are obligations issued by a variety of entities engaged in the financing of international infrastructure projects, such as roads, airports, ports, social infrastructure, student accommodations, and other physical assets delivering essential services supported either by long-term concession arrangements with a public sector entity or a regulatory regime. The majority of the Company's international infrastructure business is conducted in the U.K.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Sovereign and Sub-Sovereign Obligations primarily includes obligations of local, municipal, regional or national governmental authorities or agencies outside of the United States.

Renewable Energy Bonds are obligations backed by renewable energy sources, such as solar, wind farm, hydroelectric, geothermal and fuel cell.

Other Public Finance are obligations of, or backed by, local, municipal, regional or national governmental authorities or agencies not generally described in any of the other described categories.

Structured Finance:

Residential Mortgage-Backed Securities are obligations backed by first and second lien mortgage loans on residential properties. The credit quality of borrowers covers a broad range, including "prime," "subprime" and "Alt-A." A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Life Insurance Transactions are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by AGMH that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH's guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Although Dexia SA and certain of its affiliates (Dexia) assumed the liabilities related to such businesses when the Company purchased AGMH, AGM policies related to such businesses remained outstanding. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Definitions for Asset Management Segment
The Company uses AUM as a metric to measure progress in its Asset Management segment. Management fee revenue is based on a variety of factors and is not perfectly correlated with AUM. However, the Company believes that AUM is a useful metric for assessing the relative size and scope of our asset management business. The Company uses measures of its AUM in its decision making process and intends to use a measure of change in AUM in its calculation of certain components of management compensation. Investors also use AUM to evaluate companies that participate in the asset management business. AUM refers to the assets managed, advised or serviced by the Asset Management segment and equals the sum of the following:

•the amount of aggregate collateral balance and principal cash of AssuredIM’s CLOs, including CLO equity that may be held by AssuredIM Funds. This also includes CLO assets managed by BlueMountain Fuji Management, LLC (BM Fuji), which was sold to a third party in the second quarter of 2021. AssuredIM is not the investment manager of BM Fuji-advised CLOs, but following the sale, AssuredIM sub-advises and continues to provide personnel and other services to BM Fuji associated with the management of BM Fuji-advised CLOs pursuant to a sub-advisory agreement and a personnel and services agreement, consistent with past practices, and

•the net asset value of all funds and accounts other than CLOs, plus any unfunded commitments. Changes in NAV attributable to movements in fund value of certain private equity funds are reported on a quarter lag.

The Company’s calculation of AUM may differ from the calculation employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. The calculation also differs from the manner in which AssuredIM affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

    The Company also uses several other measurements of AUM to understand and measure its AUM in more detail and for various purposes, including its relative position in the market and its income and income potential:

“Third-party AUM” refers to the assets AssuredIM manages or advises on behalf of third-party investors. This includes current and former employee investments in AssuredIM Funds. For CLOs, this also includes CLO equity that may be held by AssuredIM Funds.

“Intercompany AUM” refers to the assets AssuredIM manages or advises on behalf of the Company. This includes investments from affiliates of Assured Guaranty along with general partners’ investments of AssuredIM (or its affiliates) into the AssuredIM Funds.

“Funded AUM” refers to assets that have been deployed or invested into the funds or CLOs.

“Unfunded AUM” refers to unfunded capital commitments from closed-end funds and CLO warehouse funds.

“Fee-earning AUM” refers to assets where AssuredIM collects fees and has elected not to waive or rebate fees to investors.

“Non-fee earning AUM” refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors. AssuredIM reserves the right to waive some or all fees for certain investors, including investors affiliated with AssuredIM and/or the Company. Further, to the extent that the Company’s wind-down and/or opportunity funds are invested in AssuredIM managed CLOs, AssuredIM may rebate any management fees and/or performance compensation earned from the CLOs to the extent such fees are attributable to the wind-down and opportunity funds’ holdings of CLOs also managed by AssuredIM.

Non-GAAP Financial Measures

The Company discloses both (a) financial measures determined in accordance with GAAP and (b) financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate VIEs where it is deemed to be the primary beneficiary which include:

•FG VIEs, which the Company does not own and where its exposure is limited to its obligation under the financial guaranty insurance contract, and
•CIVs in which certain subsidiaries invest and which are managed by AssuredIM.

The Company provides the effect of VIE consolidation that is embedded in each non-GAAP financial measure, as applicable. The Company believes this information may also be useful to analysts and investors evaluating Assured Guaranty’s financial results. In the case of both the consolidated FG VIEs and the CIVs, the economic effect of each of the consolidated FG VIEs and CIVs is reflected primarily in the results of the Insurance segment.

Management and the Board of Directors use non-GAAP financial measures further adjusted to remove the effect of VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision-making process for and in its calculation of certain components of management compensation. The core financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of VIE consolidation, (2) adjusted operating shareholders' equity, further adjusted to remove the effect of VIE consolidation, (3) growth in adjusted book value per share, further adjusted to remove the effect of VIE consolidation, and (4) PVP.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity and/or adjusted book value, each further adjusted to remove the effect of VIE consolidation, as the principal financial measures for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use adjusted operating shareholders' equity, further adjusted to remove the effect of VIE consolidation to evaluate the Company’s capital adequacy.

Adjusted operating income, further adjusted for the effect of VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the operating results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company’s credit spreads, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value: Management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss.

Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted for VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in adjusted book value per share, further adjusted for VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in GAAP equity.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Adjusted Operating Return on Equity (Adjusted Operating ROE): Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of the present value of estimated net future revenue for contracts other than financial guaranty insurance contracts (such as specialty insurance and reinsurance contracts and credit derivatives). This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premium on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company’s PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com